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                                                                   EXHIBIT 10.22

                         SEVERANCE PROTECTION AGREEMENT

      THIS AGREEMENT is made as of the 11th day of August, 2000, by and between Vlasic Foods International Inc. (the "Company") and Robert F. Bernstock (the "Executive").

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat of or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

      WHEREAS, the Board has, as recommended and approved by the Compensation and Organization Committee, determined that it is essential and in the best interest of the Company and its shareowners to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure Executive's continued dedication and efforts in such event without undue concern for Executive's personal financial and employment security; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event Executive's employment is terminated as a result of, or in connection with, a Change in Control.

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. Term of Agreement. This Agreement shall commence as of the date specified above, and shall continue in effect until the third anniversary of such date; provided however, that commencing on the second anniversary of such date and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided further, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change in Control.

      2.    Definitions.

            2.1. Cause. For purposes of this Agreement only, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that: (a) the Executive intentionally and continually failed to substantially perform Executive's duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance had been delivered to the Executive specifying the manner in which the Executive had failed to substantially perform; or (b) the Executive engaged in conduct that constituted willful gross misconduct that was demonstrably and materially injurious to the Company, monetarily or otherwise, misappropriated funds, made one or more willful and material misrepresentations to the directors or officers of the Company, was grossly negligent in the performance of the Executive's duties having a material adverse effect on the business, operations, assets, properties or financial condition of the Company, or entered into competition with the Company; provided however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless Executive acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive's action or failure to act was in the best interest of the Company.


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Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

            2.2. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided however, that for purposes of this Section 2.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                  (b) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board reaches seven (7), are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided however, that if the election, or nomination for election by the Company's shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                  (c) Approval by shareowners of the Company of: (i) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (d) Acceptance by shareowners of the Company of shares in a share exchange if the shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by: (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries; (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of the Company in the same proportions as their ownership of stock in the Company immediately prior to such acquisition; (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined); or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from the Company or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate


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amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's Termination Date (as defined in Section 8) is within one year prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a Third Party (as defined in Section 2.4(b)) who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the Executive's Termination Date.

            2.3. Disability. For purposes of this Agreement only, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties under this Agreement for a period of one-hundred-eighty (180) consecutive days.

            2.4.  (a)   Good Reason. For purposes of this Agreement, "Good
Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (1) through (10) hereof:

                        (1) an assignment to the Executive of any duties materially inconsistent with, or a reduction or change by the Company in the nature or scope of the authority, duties or responsibilities of the Executive from those assigned to or held by the Executive immediately prior thereto;

                        (2) any removal of the Executive from the positions held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                         (3)  any reduction by the Company in the Executive's
compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                        (4) revocation or any modification of any employee benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Executive to receive benefits under any such plan;

                        (5)   a transfer or relocation of the site of
employment of the Executive immediately preceding the Change in Control, without the Executive's express written consent, to a location more than fifty (50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Executive's principal residence at the date of the Change in Control;


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                        (6)   a requirement that the Executive undertake
business travel to an extent substantially greater than the Executive's business travel obligations immediately prior to the Change in Control;

                        (7) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

                        (8) any material breach by the Company of any provision of this Agreement;

                        (9) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
Section 2.1; or

                        (10) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
Section 9.1 hereof.

                        (b) Any event or condition described in Section 2.4(a)(1) through (10) which occurs prior to a Change in Control but which the Executive reasonably demonstrates: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"); or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                        (c) The Executive's right to terminate his employment pursuant to this Section 2.4 shall not be affected by his incapacity due to physical or mental illness.

            2.5. Window Period. For purposes of this Agreement, "Window Period" shall mean the thirty (30) day period beginning one year after a Change in Control.

      3. Obligations of the Executive. The Executive agrees that in the event any person or group attempts a Change in Control, the Executive will not voluntarily terminate employment with the Company without Good Reason: (a) until such attempted Change in Control terminates; or (b) if a Change in Control shall occur, until ninety (90) days following such Change in Control. For purposes of this Section, Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

      4.    Severance Benefits.

            4.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twenty-four (24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                  (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason or other than during the Window Period, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including: (i) base salary; (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date; and (iii) vacation pay (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" is an amount equal to the Bonus Amount (as hereinafter defined) multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date (as defined in Section 8) and the denominator of which is 365. The term "Bonus Amount" shall mean the greater of
(x) the Executive's target bonus under the Annual Incentive Plan for the fiscal year in which the Termination Date occurs; or (y) the average of the annual bonuses paid or payable during the two full fiscal years ended prior to the Termination Date.


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                  (b)   If the Executive's employment with the Company shall be
terminated (other than by reason of death): (1) by the Company other than for Cause or Disability; (2) by the Executive for Good Reason; or (3) by the Executive for any reason whatsoever (other than death) during the Window Period, the Executive shall be entitled to the following:

                        (i) The Company shall pay the Executive all Accrued Compensation.

                        (ii) The Company shall pay the Executive a single amount in cash equal to $500,000 (the "Severance Amount").

                  (c) The amounts provided for in Sections 4.1(a) and 4.1(b) shall be paid within thirty (30) days after the Executive's Termination Date. The Company shall withhold from all payments due to Executive under this Agreement all taxes or other withholdings which the Company reasonably believes are required to be withheld under applicable federal, state or local law.

                  (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

      5.    Limit on Payments by the Company.

            5.1. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code, then the Severance Amount under Section 4.1(b) shall be reduced to the extent necessary so that no such payments are subject to such excise tax. Any payments made pursuant to the "Confidential Information and Non-Competition Agreement" between the Company and the Executive, dated August 11, 2000 shall be disregarded in making the determination described in the immediately preceding sentence.

            5.2. All determinations required to be made under Section 5.1 and the assumptions to be utilized in arriving at such determinations, shall be made by the Company's certified public accounting firm (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 10 business days of the receipt of notice from the Executive or the Company that there will be a payment potentially subject to the excise tax imposed by Section 4999 of the Code, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized certified public accounting firm reasonably acceptable to Executive to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

            5.3. The Company shall have no obligation to reimburse Executive for any excise taxes Executive incurs under Section 4999 of the Code based on payments made under this Agreement or otherwise. Further, the Company shall have no obligation to assist Executive in any governmental investigation, audit, proceeding or litigation related to excise taxes potentially owed by Executive under Section 4999 of the Code.

      6.    Effect on Other Benefits.

            6.1. If the Executive's employment with the Company is terminated in the manner specified in Section 4.1(b):

                  (a) the Executive shall not be entitled to any severance benefits from the Company except as specifically provided in this Agreement, and therefore, Executive shall not be entitled to any benefits under generally applicable severance plans, policies, programs or arrangements maintained by the Company, and


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                  (b)   the Executive shall not be entitled to any payments
under the Company's Annual Incentive Plan for the fiscal year in which such termination occurs.

            6.2. Except as otherwise provided in Section 6.1, this Agreement shall not affect any other benefits Executive may be entitled to under the Company's 1998 Long-Term Incentive Plan, Deferred Compensation Plan, Supplemental Executive Retirement Plan, Mid-Career Hire Agreement, and other retirement and welfare plans.

      7. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

      8. Termination Date. "Termination Date" shall mean in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination, subject to the following:

            8.1. If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

            8.2. If the Executive's employment is terminated for Good Reason or during the Window Period, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

      9.    Successors; Binding Agreement.

            9.1. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

            9.2. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

      10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      11. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.


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      12.   Litigation Expenses. If the Company or the Executive institutes litigation related to their respective rights or obligations under this Agreement, the losing party shall reimburse the prevailing party for expenses incurred in such litigation, including reasonable attorney fees.

      13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      14. Employment Status. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive, or any obligation on the Executive to remain in the employment of the Company.

      15. Indemnification. Notwithstanding anything to the contrary in this Agreement or elsewhere, and despite the termination of Executive's Company employment, Executive will continue to be eligible for coverage under the Company's indemnification plans, policies and its by-laws (as applicable to indemnification) as determined by the terms of those plans, policies and by-laws.

      16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof. Each party hereto consents to the subject matter and in personam jurisdiction and venue in the United States District Court of New Jersey. In the event it is determined that the United States District Court of New Jersey should lack subject matter jurisdiction for any reason, the parties consent to the jurisdiction and venue in a court of competent jurisdiction in Camden County in the State of New Jersey.

      17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      18. Entire Agreement; Prior Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof. The Company and the Executive hereby agree that this Agreement supersedes in full the "Severance Protection Agreement" dated June 22, 1998 between the Company and the Executive (the "Prior Agreement"). The parties acknowledge that the provisions of the Prior Agreement shall have no further force and effect on and after the date of this Agreement.


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement, as of the day and year first above written.

ATTEST:                             VLASIC FOODS INTERNATIONAL INC.


/s/ Norma B. Carter                 By:  /s/ Joseph Adler
-------------------                      ----------------
Secretary

                                    ROBERT F. BERNSTOCK


                                    /s/ Robert F. Bernstock
                                    -----------------------




                                      (1)